AGREEMENT ON ESTABLISHMENT



             OF A SINO FOREIGN EQUITY JOINT VENTURE



         CHINA-CANADA LIUMAO GRAPHITE PRODUCTS CO. LTD.


September 9, 1997








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

         I hereby certify the within document to be a true and accurate translation copy of the original Agreement dated September 9, 1997 in Chinese, this 16th day of September, 1997.



         //ss    Stella Yau

         Stella Yau



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Agreement on the establishment of a joint venture



Based on the Agreement on Intent signed by Liumao Graphite Mine of Jixi (hereinafter called "Party A") and Da-Jong Resources, Inc. (hereinafter called "Party B") in Jixi of Heilongjian on June 4, 1997, the parties conducted further consultations and discussions from September 6 to September 9, 1997 on the establishment of any equity joint venture in relation to the Liumao Graphite Mine of Jixi, Heilongjiang, China. The parties have entered into this Agreement based on the following terms and conditions.



1. The Parties have agreed to establish an equity joint venture covering the graphite mine in Liumao, Jixi of Heilongjian, China. The joint venture company shall be a limited liability company, and shall be registered in Jixi, Heilongjian of China as a sino-foreign equity joint venture with independent accounting and legal person status. The name of the joint venture is temporarily set as "China-Canada Liumao Graphite Products Co. Ltd.".



2. The scope and size of production and business of joint venture:

     1)   high purity graphite, annual output 1,000 tons;
          (carbon content 99.9% up to 99.995%)

     2)          expandable graphite, annual output 5,000 tons;

     3)   graphite paper, annual output 4,000 tons;



3.   Investment in the joint venture:



   Investment in the joint venture shall be divided into three parts:

   Part 1. For the 1,000 ton/year high purity graphite project, the total investment is estimated at RMB33,200,000, among which 22,200,000 Yan is as fixed assets and 11,000,000 Yan as working capital.

   Part 2. For the 5,000 ton/year expandable graphite project, the total investment is estimated at RMB25,000,000, among which 20,000,000 Yan is for fixed assets and 5,000,000 Yan for working capital.

   Part 3. For the 4,000 ton/year graphite paper project, the total investment is estimated at RMB20,000,000 (subject to the completion of feasibility study report and project budgeting). Both parties shall be allowed to obtain financing for Part 3 in the name of the joint venture and through coordination.

The total investment amount for each of the three parts mentioned above shall be subject to a investment amounts determined through examination of the feasibility study report conducted by both parties and experts, organized by the government department with the authority to approve.



1.   Investment Scope and Investment Ratio of Parties:
     1)   Investment Scope:
       Party A:     power supply, water supply, transportation,
               communication and portion of working capital.
       Party B:     equipment, working capital for constructions
               and others.
     2)   Investment Ratio and Mode:
       Party A:     responsible for 20% of the investment amounts
               in the form of the existing installation,
               equipment and materials.
       Party B:     responsible for 80% of the investment amount
               in the form of cash investment.


2.   Organization and Management of the Equity Joint Venture:


   The joint venture shall form a Board of Directors to be appointed by both parties and the Board of Directors shall compose of Chairman, Vice-Chairman and several directors, all under the laws of PRC governing sino-foreign equity joint ventures. The Board of Directors shall appoint a General Manager and a Vice General Manager to be responsible for the day-to-day work, production and operations of the joint venture. The management structure of the joint venture shall be established in accordance with the needs.


3.   Supply of Raw Materials to the Joint Venture:
   1) Party A shall supply the raw material for high purity graphite to the joint venture in accordance with the market price. The quantities of such supply shall be no less than 1,500 tons per year with carbon content at 90% or above.
   2) Party A shall supply raw material for expandable graphite to the joint venture according to the market price with an annual supply no less than 5,000 tons.
   3) The joint venture shall produce and supply raw materials for graphite paper.


4.   Sale of Products:
   1) The joint venture shall sell high purity graphite to domestic and international market directly.
   2) Expandable graphite as raw materials for graphite paper, shall be settled internally within the joint venture.
   3) The joint venture shall be responsible for the sales of graphite paper and all graphite paper shall be sold in the international market.


5.   Transfer of Interest:


     Either party may transfer the whole or part of its interest in this Agreement to any third party.


6.   Schedule for the Establish of the Joint Venture:
   1) Party A and Party B shall each complete a feasibility study report on high purity graphite and expandable graphite, and will jointly submit a feasibility study report based on Party A's report to the government department for approval and acceptance by the end of October, 1997. The parties shall complete feasibility study report on graphite paper by the end of December, 1997. Party B shall supply Party A by the end of November, 1997 the production program and the market price in relation to graphite paper.
   2) By the end of November, 1997, the parties shall sign the Agreement to Establish an Equity Joint Venture in Jixi, Heilongjiang, conduct the first Directors' meeting and adopt the Articles of Association. Party A shall, for this purpose, complete the drafting of the Agreement and Articles of Association to be delivered to Party B for comments and revisions and then to be submitted to the Board of Directors.
   3) By the end of January, 1998, the joint venture shall commence the registration procedure of China. At the same time, the parties shall send people to the country that will supply the equipment and sign the purchase agreement for equipment.
   4) By the end of March, 1998, the design for the high purity graphite project shall be completed and the construction shall commence in April.
   5) By the end of April, 1998, the design for expandable graphite project shall be completed and the construction shall commence in May.
   6) By the end of June, 1998, the design for the graphite paper project shall have been completed and the construction shall commence in July.


7. The cost for the approval and acceptance of the project, completion of the feasibility study report and the review and examination of the feasibility study report shall be 250,000 Yan. The cost shall be deemed the cost of the joint venture.


8. The parties agree to continue consultation and discussions on matter not covered in this Agreement.


9.   This Agreement shall expire December 31, 1997.


10. This Agreement shall be submitted to Heilongjiang Provincial Foreign Investment Administration Bureau for filing.
Party A:    Jixi Liumao Graphite Mine      Party B:    Da-Jung
Resources, Inc.
Representative:                Yu, Ying    Representative: James
    Fawcett
Dated: September 9, 1997
  [Letterhead of Heilongjiang Foreign Investment Administration
                             Bureau]






Canadian Da-Jung Resources, Inc.


Liumao Graphite Mine, of Jixi, Heilongjiang and Da-Jung Resources, Inc. have reached an Agreement of Intent to establish an equity joint venture to jointly develop high purity graphite (annual output 1,000 tons), expandable graphite (annual output 5,000 tons) and graphite papers (annual output 4,000 tons), and for this purpose, signed a formal agreement on September 9, 1997 in Harbin City. The said Agreement has been formally submitted to our bureau for filing records.



Heilongjiang Provincial Foreign Investment Administration Bureau.
Date:     September 12, 1997  (Seal)